UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

August 17, 2015
Date of Report (Date of earliest event reported)

PRECISION CASTPARTS CORP.
(Exact name of registrant as specified in its charter)

State of Oregon	1-10348	93-0460598
(State or other jurisdiction of incorporation or organization)	(Commission file number)	(I.R.S. Employer Identification No.)

4650 S.W. Macadam Avenue
Suite 400
Portland, Oregon 97239-4254
(Address of principal executive offices)

(503) 946-4800
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.07	Submission of Matters to a Vote of Security Holders.

Precision Castparts Corp. (the “Company”) held its Annual Meeting of Shareholders on August 17, 2015.  Set forth below are the final voting results for each of the proposals submitted to a vote of the shareholders.

		Votes For	Votes Against	Abstentions	Broker Non-Votes
1.	Election of Directors

Mark Donegan		113,781,685	2,361,188	489,890	9,032,149

Don R. Graber		112,187,506	4,098,844	346,413	9,032,149

Lester L. Lyles		115,325,959	982,781	324,023	9,032,149

Vernon E. Oechsle		112,468,691	3,716,862	447,210	9,032,149

Ulrich Schmidt		116,026,006	283,268	323,489	9,032,149

Richard L. Wambold		115,347,040	962,207	323,516	9,032,149

Timothy A. Wicks		116,014,053	294,211	324,499	9,032,149

		Votes For	Votes Against	Abstentions	Broker Non-Votes
2.	Ratification of the appointment of Deloitte & Touche LLP as independent registered public accounting firm for the year ending April 3, 2016	125,047,055	357,958	259,899	0

		Votes For	Votes Against	Abstentions	Broker Non-Votes
3.	Advisory vote regarding compensation of the Company’s named executive officers	78,527,953	37,143,941	960,869	9,032,149

		Votes For	Votes Against	Abstentions	Broker Non-Votes
4.	Shareholder proposal regarding proxy access	67,801,085	47,743,685	1,087,993	9,032,149

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

PRECISION CASTPARTS CORP.

Date: August 17, 2015	By:	/s/ Shawn R. Hagel
Name: Shawn R. Hagel
Title: Executive Vice President and Chief Financial Officer